Ex. 99.1

Aksys Obtains Extension from NASDAQ Listing Qualifications Panel

LINCOLNSHIRE, Ill., Nov. 6 /PRNewswire-FirstCall/—Aksys, Ltd. (Nasdaq: AKSY - News) announced today the NASDAQ Listing Qualifications Panel has granted the Company's request for an extension of time for continued listing on the NASDAQ Capital Market.

The panel’s decision provides the Company until November 30, 2006, to complete either the previously announced conversion of outstanding securities held by Durus Life Sciences Master Fund Ltd. into common stock or an equity financing, or both, such that the Company is able to demonstrate a market value of listed securities of $35 million or greater. The panel’s decision also provides the Company must thereafter sustain such market value for a minimum of ten consecutive trading days. As part of its plan to regain compliance with NASDAQ’s listing standards, the Company held its annual meeting of stockholders on October 24, 2006, at which the approval of the conversion of Durus’ securities was approved.

“We remain committed to G2 and Aksys’ management, particularly since CEO Howard Lewin has rapidly executed on his turnaround strategy for the Company,” stated Leslie Lake, a director of Durus and chairperson of the board of Aksys. Ms. Lake continued, “The on time delivery of the G2 prototype in September by development partner Dean Kamen’s DEKA and the significant reduction of expenses not associated with G2 development give us confidence that Aksys will succeed in commercializing G2, which we believe will become the leading home dialysis system.”

About Aksys

Aksys, Ltd., designs, develops, and markets innovative hemodialysis products and services for patients suffering from kidney failure. The Company’s next-generation system, known as the G2 system, is being designed to leverage the safety record, ease-of-use, and clinical benefits provided by the original PHD System, while significantly improving reliability and lowering costs. Patients with ESRD who dialyze at home benefit from improved quality of life, reduced mortality, and morbidity while reducing the associated high cost of in-hospital or in-clinic patient care. Further information is available on Aksys' website: http://www.aksys.com .

This press release contains forward-looking statements that involve a number of risks and uncertainties. Our actual results could differ materially from the results identified or implied in any forward-looking statement. These forward-looking statements reflect our views as of the date they were made with respect to future events and financial performance but are subject to many uncertainties and factors that may cause our actual results to be materially different from any future results expressed or implied by such forward-looking statements. Such statements including statements relating to our ability to remain listed on The NASDAQ Capital Market and the expected commercialization and benefits to the Company of the G2 system. Any of these risks could make it difficult for us to produce the G2 system on satisfactory commercial terms, if at all, and could affect adversely the price of our common stock and our business, financial condition and results of operations. We believe factors that could cause such a difference include, but are not limited to, the following: (i) our ability to obtain sufficient capital on acceptable terms to run our business; (ii) risks and uncertainties relating to our ability to satisfy the continued listing requirements of the Nasdaq Capital Market; (iii) risks relating to our ability to comply with regulatory clearances and approvals required to manufacture, market, and sell the current PHD system and the G2 system, and the potential adverse impact on our company of failing to maintain or obtain any such clearances and approvals; (iv) uncertainty about the acceptance of the G2 system by both potential users and purchasers, including without limitation, patients, clinics and other health care providers; (v) risks related to the failure to meet additional development and manufacturing milestones for the G2 system on a timely basis, including, without limitation, manufacturing and servicing cost reduction efforts; (vi) potential errors, design flaws or other problems with the G2 system; (vii) risks related to our ability to protect our intellectual property rights, operate without infringing the proprietary rights of others and develop additional patentable technology; and (ix) other factors detailed in our filings with the SEC, including our recent filings on Forms 10-K, 10-Q, and 8-K. We do not undertake to publicly update or revise our forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

There can be no assurance that we will be able to demonstrate compliance with the conditions set forth in the NASDAQ listing qualifications panel's decision. If we are unable to demonstrate such compliance, it is expected that the NASDAQ listing qualifications panel will determine to delist our securities from The NASDAQ Capital Market, and our common stock thereafter would likely be quoted on the OTC Bulletin Board or other quotation medium.